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                          MATADOR PETROLEUM CORPORATION

                                MATADOR HOLD CO.





                      PREFERRED STOCK CONVERSION AGREEMENT






                          Dated as of January 19, 1998




                      Series A Convertible Preferred Stock







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                                TABLE OF CONTENTS

SECTION                                   HEADING                                       PAGE
SECTION 1.          SERIES A PREFERRED STOCK; CLOSING DATE, CONSENTS...................... 2

     Section 1.01.     Creation and Description of Series A
                       Preferred Stock.................................................... 2
     Section 1.02.     Conversion of Old Preferred Stock, Execution
                       of Shareholders Agreement, Certain Consents........................ 2
     Section 1.03.     Stock Certificates................................................. 3
     Section 1.04.     Several Obligations of Preferred Shareholders...................... 3

SECTION 2.          REPRESENTATIONS....................................................... 3

     Section 2.01.     Representations of Each Preferred Shareholder...................... 3
     Section 2.02.     Representations of the Company and Old Matador..................... 3

SECTION 3.          CLOSING CONDITIONS.................................................... 4

     Section 3.01.     Preferred Shareholders' Closing Conditions......................... 4

SECTION 4.          COVENANTS OF OLD MATADOR AND THE COMPANY.............................. 5

     Section 4.01.     (a) Reports and Rights of Inspection............................... 5
     Section 4.02.     Purchase of Shares................................................. 9
     Section 4.03.     Transactions with Affiliates.......................................10
     Section 4.04.     Nature of Business.................................................10
     Section 4.05.     Corporate Existence; Licenses and Permits;
                       Maintenance of Properties..........................................10
     Section 4.06.     Taxes..............................................................10
     Section 4.07.     Insurance..........................................................10
     Section 4.08.     Expenses of Directors..............................................11
     Section 4.09.     Remedies and Default...............................................11
     Section 4.10.     Maintenance of Old Matador as a Wholly-Owned Subsidiary............11
     Section 4.11.     Appointment of Directors of Old Matador............................11
     Section 4.12.     Appointment of Observers of Old Matador............................12
     Section 4.13.     Joint and Several Obligations......................................12
     Section 4.14.     Preferred Stock Purchase Agreements................................12

SECTION 5.          PREFERRED SHAREHOLDERS' SPECIAL RIGHTS................................12

     Section 5.01.     Direct Payment.....................................................12
     Section 5.02.     Delivery Expense...................................................12
     Section 5.03.     Taxes..............................................................13
     Section 5.04.     Replacement of Certificates for Shares.............................13
     Section 5.05.     Registration of Preferred Stock....................................13
     Section 5.06.     Exchange of Certificates for Shares................................13


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     Section 5.07.     Special Voting, Approval and Consent Rights of Series A
                       Preferred Stock with Respect to Old Matador........................14

SECTION 6.          AMENDMENTS, MODIFICATIONS AND WAIVERS.................................14

     Section 6.01.     ...................................................................14
     Section 6.02.     ...................................................................14
     Section 6.03.     ...................................................................15

SECTION 7.          CERTAIN DEFINITIONS...................................................15


SECTION 8.          RESTRICTIONS ON TRANSFERABILITY OF SHARES;
                    COMPLIANCE WITH SECURITIES ACT........................................19

     Section 8.01.     Restrictions on Transferability....................................19
     Section 8.02.     Notice of Proposed Transfer; Registration not Required.............19
     Section 8.03.     (a) Required Registration..........................................19
     Section 8.04.     Conditions to Required Registration................................24
     Section 8.05.     Incidental Registrations...........................................25
     Section 8.06.     Expenses; Reliance.................................................27
     Section 8.07.     Indemnification and Contribution...................................28
     Section 8.08.     Additional Registration Rights.....................................29
     Section 8.09.     Restrictive Legends................................................30
     Section 8.10.     Miscellaneous......................................................31

SECTION 9.          STOCK PURCHASE RIGHTS.................................................31

SECTION 10.         MISCELLANEOUS.........................................................32

     Section 10.01.    Expenses...........................................................32
     Section 10.02.    Powers and Rights Not Waived; Remedies Cumulative..................32
     Section 10.03.    Notices............................................................33
     Section 10.04.    Successors and Assigns.............................................33
     Section 10.05.    Survival of Covenants and Representations..........................33
     Section 10.06.    Severability.......................................................33
     Section 10.07.    Governing Law......................................................34
     Section 10.08.    Captions...........................................................34
     Section 10.09.    Counterparts.......................................................34

Signature Page............................................................................35
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EXHIBITS TO PREFERRED STOCK CONVERSION AGREEMENT:

EXHIBIT A    --     Names and Addresses of Preferred Shareholders and Amounts
                    of Shares

EXHIBIT B    --     Plan of Merger

EXHIBIT C    --     Form of Certificate of Designation

EXHIBIT D     --     Form of Closing Certificate

EXHIBIT E    --     Description of Closing  Opinion of General  Counsel to the
                    Company

EXHIBIT F    --     Description of Closing  Opinion of Special  Counsel to the
                    Company

EXHIBIT G    --     Estimate of Fair Market Value


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                      PREFERRED STOCK CONVERSION AGREEMENT

      THIS PREFERRED STOCK CONVERSION AGREEMENT dated as of January 19, 1998, made and entered into by and among THE TRAVELERS INSURANCE COMPANY, THE
TRAVELERS INDEMNITY COMPANY, THE PHOENIX INSURANCE COMPANY, THE TRAVELERS LIFE
AND ANNUITY COMPANY, and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(collectively, the "PREFERRED SHAREHOLDERS"), MATADOR PETROLEUM CORPORATION, a
Texas corporation ("OLD MATADOR") and MATADOR HOLD CO., a Texas corporation (the
"COMPANY").

                                   WITNESSETH:

      WHEREAS, the Preferred Shareholders are the owners of all of the shares of Series A Convertible Preferred Stock of Old Matador (the "OLD PREFERRED STOCK") identified in Exhibit A attached hereto and hereby made a part hereof;

      WHEREAS, the Company and Old Matador have proposed an Agreement and Plan of Merger (the "PLAN OF MERGER") dated as of January 20, 1998, by and among Old
Matador, the Company and Matador Merge Co., a Texas corporation ("MERGE CO.") a copy of which is attached hereto as Exhibit B and hereby made a part hereof, pursuant to which Merge Co. will merge into Old Matador which will thereupon become a wholly-owned subsidiary of the Company and all outstanding shares of capital stock of Old Matador will be converted into the same number of shares of the Company with the same designations, rights, preferences, qualifications, limitations and restrictions as the shares of Old Matador (the "MERGER");

      WHEREAS, pursuant to the Plan of Merger the shares of the Old Preferred
Stock will be converted into newly issued shares of Preferred Stock $.10 par value of the Company, designated "Series A Convertible Preferred Stock" (the
"SERIES A PREFERRED STOCK");

      WHEREAS, following the consummation of the Merger, the Company will enter into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of
January 20, 1998, with Union Oil Company of California, a California corporation
("UNOCAL") pursuant to which the Company will issue and sell to Unocal 670,000 newly issued shares (the "NEW SHARES") of the Common Stock, par value $.10 per share of the Company (the "COMMON STOCK") in exchange for certain assets of Unocal to be contributed to the Company pursuant to the Stock Purchase Agreement and that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT") dated as of January 20, 1998, between Unocal and the Company;

      WHEREAS, Old Matador and the Company have requested the Preferred
Shareholders to (i) consent to the consummation of the Merger pursuant to the Plan of Merger, the Stock Purchase Agreement and the transactions contemplated thereby and the Contribution Agreement and the transactions contemplated thereby, subject to the limitations contained herein, and (ii) enter into a Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") dated as of January 20,
1998, by and among the Company, Unocal, the Preferred Shareholders and certain holders of Common Stock of the Company;


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      WHEREAS, the Preferred Shareholders are willing to (i) consent to the
Merger, the Stock Purchase Agreement and the transactions contemplated thereby and the Contribution Agreement and the transactions contemplated thereby, subject to the limitations contained herein, and (ii) enter into the
Shareholders Agreement, upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Preferred Shareholders hereby severally agree and Old Matador and the Company hereby jointly and severally agree as follows:

SECTION 1.    SERIES A PREFERRED STOCK; CLOSING DATE, CONSENTS.

    SECTION 1.01. CREATION AND DESCRIPTION OF SERIES A PREFERRED STOCK. The
Company has created Series A Preferred Stock consisting of 388,890 shares PLUS shares of Series A Preferred Stock to be issued in accordance with Section 2(c) of the Certificate of Designation herein after described. The Series A Preferred
Stock has the designations, preferences, limitations and relative rights set forth in the form of Certificate of Designation (the "CERTIFICATE OF
DESIGNATION") attached hereto as Exhibit C setting forth the Resolution (the
"RESOLUTION") adopted by the Board of Directors of the Company designating the Series A Preferred Stock, which Resolution has been duly adopted by the Board of Directors of the Company in accordance with the provisions of Article Four of the Articles of Incorporation, as amended (the "ARTICLES OF INCORPORATION"), of the Company, and filed by the Company with the Secretary of State of the State of Texas pursuant to the Texas Business Corporation Act (the "TBCA"). A true and correct copy of the Articles of Incorporation of the Company as currently in effect including the Certificate of Amendment and the Certificate of Designation has heretofore been furnished to the Preferred Shareholders by the Company. The
Series A Preferred Stock will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, prior to any and all other shares of Junior Stock (as defined in the Certificate of Designation), now or hereafter issued by the Company. The terms which are capitalized herein shall have the meanings set forth in Section 7 unless the context shall otherwise require.

    SECTION 1.02. CONVERSION OF OLD PREFERRED STOCK, EXECUTION OF SHAREHOLDERS
AGREEMENT, CERTAIN CONSENTS. At the Effective Time, as defined in the Plan of
Merger, pursuant to the Plan of Merger, each share of Old Preferred Stock shall be converted into a share of Series A Preferred Stock held by each of the Preferred Shareholders as set forth opposite its name on Exhibit A hereto (the day on which the Effective Time occurs is herein called the "CLOSING DATE").
Each Preferred Shareholder agrees to execute the Shareholders Agreement at the Closing of the transactions contemplated by the Stock Purchase Agreement in the form heretofore delivered to the Preferred Shareholders. Each Preferred
Shareholder hereby severally consents to the Merger, the Stock Purchase
Agreement and the transactions contemplated thereby and the Contribution
Agreement and the transactions contemplated thereby; PROVIDED, HOWEVER, that notwithstanding the foregoing consents, the Preferred Shareholders reserve all rights under this Agreement and the Certificate of Designation, as hereinafter defined, with respect to the following:

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            (a) The stock purchase rights and options under Article 9 of this
      Agreement, except with respect to the issuance of the New Shares pursuant to the Stock Purchase Agreement which is hereby approved;

            (b) The right to consent to the purchase, redemption or other acquistion of shares of Junior Stock as provided in Section 5(d)(iii) of the Certificate of Designation, except for the Company's repurchase of the New Shares pursuant to Section 4(e) of the Stock Purchase Agreement which is hereby approved; and

            (c) The right to consent to the creation, authorization or issuance of any shares of any class of Prior Stock and certain classes of Parity
      Stock as provided under Sections 5(d)(iv) and (v) of the Certificate of Designation.

    SECTION 1.03. STOCK CERTIFICATES. As of the Closing Date, in accordance with the Plan of Merger, the certificates representing the Old
Preferred Stock will be thereafter evidence of a like number of shares of Series A Preferred Stock.

      The certificates evidencing the shares of Series A Preferred Stock shall bear the legend provided for in Section 8.09.

    SECTION 1.04. SEVERAL OBLIGATIONS OF PREFERRED SHAREHOLDERS. The obligations of each Preferred Shareholder under this Agreement shall be several and not joint and no Preferred Shareholder shall be liable or responsible for the acts of any other Preferred Shareholder.

SECTION 2.     REPRESENTATIONS.

    SECTION 2.01. REPRESENTATIONS OF EACH PREFERRED SHAREHOLDER. (a) Each
Preferred Shareholder severally represents, and in entering into this Agreement the Company understands, that it is an "Accredited Investor" as defined in Regulation D of the Securities Act and is acquiring the Series A Preferred Stock for the purpose of investment and not with a view to the distribution thereof, and that it has no present intention of selling, negotiating or otherwise disposing of the Series A Preferred Stock; it being understood, however, that the disposition of a Preferred Shareholder's property shall at all times be and remain within its control, subject to the terms of the restrictive legend described in Section 8.09. Each Preferred Shareholder understands that the Series A Preferred Stock has not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and such state securities laws that are applicable to a sale of the Series A Preferred Stock or if any exemption from registration is available.

      (b) Each Preferred Shareholder severally represents as to itself that the conversion of its Old Preferred Stock into shares of Series A Preferred Stock on the Closing Date will not require the payment of stamp, documentary or any similar taxes imposed by its jurisdiction of domicile.

    SECTION 2.02. REPRESENTATIONS OF THE COMPANY AND OLD MATADOR. The Company and Old Matador represent and warrant that all representations and warranties set forth in the


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Closing Certificate attached hereto as Exhibit D are true and correct as of the date of the execution and delivery of this Agreement by the Company.

SECTION 3.    CLOSING CONDITIONS.

    SECTION 3.01.  PREFERRED SHAREHOLDERS' CLOSING CONDITIONS.  The Preferred
Shareholders' obligations hereunder shall be subject to the performance by the Company and Old Matador of their agreements hereunder which by the terms hereof are to be performed at or prior to the Closing Date and to the following further conditions precedent:

      (a) CLOSING CERTIFICATE. The Preferred Shareholders shall receive from the
Company and Old Matador a Closing Certificate dated the Closing Date and executed by the President or a Vice President of the Company, and Old Matador respectively, the truth and accuracy of which shall be a condition to the Preferred Shareholders' obligation to consent to the Merger and conversion of the Old Preferred Stock for the shares of Series A Preferred Stock pursuant to the Merger.

      (b) CERTIFICATE OF DESIGNATION, MERGER. The Board of Directors of the
Company shall have duly adopted the Resolution set forth in the Certificate of Designation, and the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Texas, and all proper actions have been duly taken so that the Merger will be duly effected all in compliance with the applicable provisions of the TBCA, including, without limitation, the provisions of Articles 5.01 and 5.03H of the TBCA upon the filing of the Articles of Merger with the Secretary of State of the State of Texas on the Closing Date.

      (c)   LEGAL  OPINIONS.  The Preferred Shareholders shall receive from
Barry Osborne, Esq. general counsel for the Company, and from Fulbright &
Jaworski L.L.P., special counsel for the Company in this transaction, their respective opinions, dated the Closing Date, in form and substance satisfactory to the Preferred Shareholders and covering substantially the respective matters set forth in Exhibits E and F, respectively, hereto.

      (d) CORPORATE EXISTENCE AND AUTHORITY. On or prior to the Closing Date, the Preferred Shareholders shall have received, in form and substance satisfactory to them and their special counsel, such documents and evidence with respect to the Company and Old Matador as they may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement, the Series A
Preferred Stock, the Plan of Merger, the Stock Purchase Agreement, the
Contribution Agreement and the Shareholders Agreement.

      (e) CHARTER AND BY-LAWS. The Articles of Incorporation and By-laws of the
Company shall be in the form heretofore delivered to the Preferred Shareholders and shall satisfy the requirements of Article 5.03H of the TBCA.

      (f) CONSENT OF HOLDERS OF OTHER SECURITIES. Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company or Old Matador and any amendments of agreements pursuant to which any Security may have been


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issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be, satisfactory in form and substance to the Preferred Shareholders and their special counsel.

      (g) CO-SALE AGREEMENT. The Co-Sale Agreement dated the date hereof between the Principals (as defined therein), the Company, Old Matador and the Shareholders (as defined therein) shall have been executed and delivered in form and substance satisfactory to the Preferred Shareholders.

      (h) SPECIAL COUNSEL FEES. On or prior to the Closing Date, the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Preferred Shareholders, shall have been paid by the Company.

      (i) PROCEEDINGS AND DOCUMENTS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Preferred Shareholders and their special counsel, and the Preferred
Shareholders and their special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which the Preferred Shareholders and their special counsel may reasonably request in connection with the consummation of said transactions, including, without limitation of true and accurate copy of the Stock Purchase Agreement, the Contribution Agreement and the Shareholders Agreement to be entered into by the parties thereto following the consummation of the Merger.

SECTION 4.     COVENANTS OF OLD MATADOR AND THE COMPANY.

      Old Matador and the Company, jointly and severally covenant and agree with each Preferred Shareholder that from and after the Closing Date and continuing so long as any shares of Series A Preferred Stock remain outstanding:

    SECTION 4.01. (a) REPORTS AND RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made in all material respects of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Preferred
Shareholders pursuant to this Section 4.01(a) and concurred in by the independent public accountants referred to in Section 4.01(a)(ii)), and will furnish to each Preferred Shareholder so long as it is the holder of any share of Series A Preferred Stock and to each other Institutional Holder of the shares of Series A Preferred Stock (in duplicate if so specified below or otherwise requested):

            (i) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period
      (except the last) of each fiscal year, copies of:


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                  (1) a consolidated balance sheet of the Company and its
            Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                  (2) a consolidated statement of income of the Company and its
            Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                  (3) a consolidated statement of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of the Company, which certificate shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal quarter set forth therein and the consolidated results of operations and cash flows for such fiscal quarter, subject to normal year-end audit adjustments and to the fact that such financial statements shall not include footnote disclosures;

            (ii) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

                  (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and

                  (2) consolidated and consolidating statements of income,
            retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;
PROVIDED, HOWEVER, that the Company shall not be required to furnish the foregoing consolidating financial statements for any year unless requested to do so in writing by a Preferred Shareholder;


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         (iii)  AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the
      Company or any Subsidiary and any management letter received from such accountants;

         (iv) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by (1) the Company or any Subsidiary to public Securities holders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Commission or any successor agency, and (2) copies of any material orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries;

         (v) ERISA REPORTS. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan; (2) the institution of any steps by the Company, any Subsidiary or any ERISA
      Affiliate, the PBGC or any other Person to terminate any Plan; (3) the institution of any steps by the Company or any Subsidiary or any ERISA
      Affiliate to withdraw from any Plan; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (5) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

         (vi) OFFICER'S CERTIFICATES. Within the periods provided in paragraphs (i) and (ii) above, a certificate of a Responsible Officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Event of Default or event which with the lapse of time or giving of notice, or both would constitute an Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

         (vii) OIL & GAS AUDIT REPORTS. Promptly upon receipt thereof, one copy of each annual audit of the oil and gas reserves of the Company and its Subsidiaries made by DeGoyler & MacNaughton or another reputable independent petroleum engineering firm reasonably satisfactory to the Company and the holders of 66-2/3% in aggregate principal amount if the Series A Preferred Stock;

         (viii) OPERATING PLAN. As soon as practicable and in any event within 60 days of the close of each fiscal year, an operating plan of the Company and its Subsidiaries for the following fiscal year prepared for each month, including projected income statements, balance sheets, cash flow budgets, and capital expenditure budget for each


                                       7

      month supported by a narrative describing the primary assumptions upon which the plan is based;

         (ix) COMPARISON OF ACTUAL AND PROJECTED RESULTS. As soon as practicable and in any event within 60 days after the close of each quarterly fiscal period commencing with the quarterly fiscal period ending on March 31, 1998, a comparison of actual results to the most recently delivered operating plan delivered pursuant to SECTION 4.01(viii) for the quarterly fiscal period then ended and for the year to date along with (i) management's discussion of significant occurrences during such quarterly fiscal period, (ii) management's analysis of the performance of the Company and its Subsidiaries during such quarterly fiscal period, (iii) management's explanation of any deviations of actual results from projected performance, and (iv) management's plan to correct any such deviations;

         (xi) COMMON STOCK VALUATION. Within the periods provided in paragraphs (i) and (ii) above, a report of a Responsible Officer of the Company providing an estimate of the then current fair market value of the Company's Common Stock using both the cash flow multiple and asset value methods in the form of Exhibit G hereto or such other form as shall be reasonably requested by the holders of 66-2/3% of the Series A Preferred Stock. Such report shall include all supporting calculations necessary to determine such fair market value;

         (xii) NOTICE OF CLAIMED DEFAULT. Immediately upon becoming aware that the holder of any evidence of indebtedness or Preferred Stock of the Company or any Subsidiary has given notice pursuant to the evidence of indebtedness or taken any other action with respect to a claimed default or event of default with respect to any such evidence of indebtedness or Preferred Stock, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Company is taking or proposes to take with respect thereto; and

         (xiii) REQUESTED INFORMATION. With reasonable promptness in the ordinary course of business, such other data and information relating to the business, operations, affairs, financial conditions, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under or in respect of this Agreement, the Series A Preferred Stock or the Certificate of Designation as any Preferred Shareholder or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit each Preferred Shareholder, so long as it is the holder of any Series A Preferred Stock, and each other Institutional Holder of shares of Series A Preferred Stock, which by virtue of holding such shares shall be bound by this Agreement (or such Persons as either you or such Institutional Holder may designate, PROVIDED that such Persons have agreed in writing to be bound by the provisions of
Section 4.01(b) hereof), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants and independent engineers (and by this provision the Company and Old Matador authorize said accountants and independent engineers to discuss with any Preferred Shareholder the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested in good faith. Any visitation or inspection shall be at the sole expense of the Preferred Shareholder or such Institutional Holder, unless the Company or Old Matador has defaulted in the performance any of their obligations hereunder (and has knowledge of such default or has received written notice thereof) or the holder of any evidence of Indebtedness of the Company or any Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole reasonable expense of the Company.

      (b) CONFIDENTIAL INFORMATION. Each Preferred Shareholder agrees that it will keep confidential in accordance with its internal policies and procedures in effect from time to time, and will use only for the purpose of evaluating its investment in the Series A Preferred Stock or protecting, administering or enforcing its rights regarding such investment, any written information with respect to the Company or its Subsidiaries which is furnished or obtained pursuant to this Agreement and which is designated by the Company or its Subsidiaries to the Preferred Shareholders in writing as confidential, PROVIDED that a Preferred Shareholder may disclose any such information (i) as has become generally available to the public (other than as a consequence of a Preferred Shareholder's actions) or to a Preferred Shareholder on a non-confidential basis from a source other than the Company or its Subsidiaries or as was known to a Preferred Shareholder on a non-confidential basis prior to its disclosure by the Company or its Subsidiaries, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) to the extent that a Preferred Shareholder reasonably believes it appropriate in order to protect its investment in the Series A Preferred Stock or in order to comply with any law, order, regulation or ruling applicable to it, (v) to a Preferred Shareholder's officers, trustees, employees, auditors or counsel or to rating agencies or another holder of the Series A Preferred Stock, (vi) to Persons who are parties to substantially identical confidentiality agreements, or (vii) to a prospective transferee in connection with any contemplated transfer of any of the Series A Preferred Stock by a Preferred Shareholder PROVIDED that such prospective transferee agrees to be bound by confidentiality provisions substantially identical to the foregoing provisions for the benefit of the Company. By its acceptance of Series A Preferred Stock, any transferee shall be bound by the terms of this Section 4.01(b).

    SECTION 4.02. PURCHASE OF SHARES. The Company will not, directly or indirectly, through any Subsidiary or otherwise, purchase, redeem or retire, or make any offer to purchase, redeem or retire, any shares of Series A Preferred Stock other than pursuant to and in accordance with the applicable provisions of the Certificate of Designation other than written offers to repurchase the Series A Preferred Stock, pro rata, from all holders thereof at the same time and upon the same terms.

    SECTION 4.03. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than that Affiliate would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, HOWEVER, that for the purporse of this Section 4.03 the Preferred Shareholders have approved the terms of the Company's obligations arising under the transactions contemplated under the Stock Purchase Agreement and the Contribution Agreement.

    SECTION 4.04. NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as of the date of this Agreement.

    SECTION 4.05. CORPORATE EXISTENCE; LICENSES AND PERMITS; MAINTENANCE OF PROPERTIES'. The Company will at all times cause to be done all things necessary to maintain, preserve and renew the existence of each of the Company and Old Matador as a corporation organized under the laws of a state of the United States of America (except in connection with a merger or consolidation in which the Company or Old Matador is not the surviving corporation) and will do all things reasonably necessary to preserve and keep in force and effect, and cause each of the Company's Subsidiaries to preserve and keep in force and effect, all patents, trademarks, service marks, trade names, copyrights, licenses and permits necessary and material to the conduct of its and their respective businesses, and will maintain and keep, and cause each of the Company's Subsidiaries to maintain and keep, its and their properties in working order and condition (except for normal wear and tear), and from time to time make all repairs, renewals and replacements in accordance with standards of a reasonable and prudent operator of oil and gas properties.

    SECTION 4.06. TAXES. The Company will duly pay and discharge, and will cause each of its Subsidiaries to duly pay and discharge, all taxes, assessments and governmental charges upon or against the Company, its Subsidiaries or their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and the Company and its Subsidiaries shall have set aside on their respective books adequate reserves with respect thereto.

    SECTION 4.07. INSURANCE. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    SECTION 4.08. EXPENSES OF DIRECTORS. The Company shall promptly reimburse in full each director of the Company and Old Matador who is not an employee of the Company and who is elected or designated as a director solely by the holders of the Series A Preferred Stock for all of each such director's reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company and Old Matador or any committee thereof.

    SECTION 4.09. REMEDIES AND DEFAULT.

      (a) NOTICE OF DEFAULT. If the Company shall default in performing and complying with its covenants contained in this Section 4, it shall, promptly after any Responsible Officer of the Company obtains knowledge of such default, give notice thereof to all holders of outstanding shares of Series A Preferred Stock, such notice to be in writing and sent in the manner provided in Section 10.03.

      (b) REMEDIES. (i) If the Company shall default in the performance and observance of any of its covenants contained in this Section 4 and such default is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such default or (2) the day on which a written notice thereof is given to the Company by the holder of any share of the Series A Preferred Stock, the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time may proceed to protect and enforce any or all of the rights of the holders of Series A Preferred Stock and remedies resulting from such failure, by suit in equity or action at law or by other appropriate proceeding.

     (ii) The Company further agrees, to the extent not prohibited by law, to pay to the holder or holders of the Series A Preferred Stock all reasonable costs and expenses incurred by them in enforcing the observance by the Company of its covenants contained in this Section 4, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

    SECTION 4.10. MAINTENANCE OF OLD MATADOR AS A WHOLLY-OWNED SUBSIDIARY. The Company agrees that so long as any shares of Series A Preferred Stock are outstanding, it will maintain Old Matador as a 100% wholly-owned direct Subsidiary of the Company and Old Matador shall not issue any capital stock or any rights, options, agreements or other instruments evidencing the right to acquire any capital stock of Old Matador, except for such issuance solely to the Company, and the Company shall not transfer, exchange or convert or enter into any agreement providing for any transfer, exchange or conversion of any capital stock of Old Matador owned by the Company.

    SECTION 4.11. APPOINTMENT OF DIRECTORS OF OLD MATADOR. The Company agrees that if at any time the Company has directors elected by the Preferred Shareholders in accordance with Section 5 of the Certificate of Designation, it will cause such directors to also be appointed as directors of Old Matador with the same rights and privileges with respect to Old Matador as they have with respect to the Company.

    SECTION 4.12. APPOINTMENT OF OBSERVERS OF OLD MATADOR. The Company agrees that if at any time the Company has observers appointed by the Preferred Shareholders in accordance with Section 5 of the Certificate of Designation, it will cause such persons to be appointed as observers of Old Matador with the same rights and privileges with respect to Old Matador as they have with respect to the Company.

    SECTION 4.13. JOINT AND SEVERAL OBLIGATIONS. Every covenant, representation, warranty or agreement of Old Matador or the Company contained in this Agreement, the Certificate of Designation, the Closing Certificate or any other certificate, agreement or instrument contemplated under this Agreement shall be the joint and several obligation of each of Old Matador and the Company.

    SECTION 4.14. PREFERRED STOCK PURCHASE AGREEMENTS. Old Matador and the Company shall be jointly and severally liable for full performance of all covenants, representations, warranties and obligations of Old Matador under those certain Preferred Stock Purchase Agreements (the "PREFERRED STOCK PURCHASE AGREEMENTS") dated as of May 30, 1996 between Old Matador and each of the Preferred Shareholders with respect to all matters relating to the period prior to the Effective Time of the Merger. All agreements and covenants of Old Matador under the Preferred Stock Purchase Agreements with respect to matters relating to the period after the Effective Time of the Merger shall terminate at the Effective Time of the Merger and be superseded by the agreements and covenants in the Agreement.

SECTION 5.       PREFERRED SHAREHOLDERS' SPECIAL RIGHTS.

    SECTION 5.01. DIRECT PAYMENT. The Company will pay punctually all amounts with respect to any shares of Series A Preferred Stock (whether as dividends, upon redemption of shares or otherwise) payable in accordance with the terms hereof to each Preferred Shareholder or its nominee or any other Institutional Holder of the shares of Series A Preferred Stock, without any presentment or surrender of any certificate for any such shares on partial redemption of any of the shares evidenced by such certificate: (a) to the Preferred Shareholder's addresses for payments set forth in Exhibit A hereto, (b) by wire transfer in immediately available funds to such bank account at a commercial bank in the United States of America as may be designated under the Preferred Shareholder's name in Exhibit A or as may hereafter be designated or redesignated by written notice to the Company from the Preferred Shareholder or such Institutional Holder of the shares of Series A Preferred Stock, and
(c) if payment in the manner provided by the foregoing clause (b) has not been specified, by check duly mailed and addressed to such address as may be specified in a written notice to the Company by the Preferred Shareholder or such Institutional Holder of the shares of Series A Preferred Stock.

    SECTION 5.02. DELIVERY EXPENSE. If a Preferred Shareholder surrenders any certificate for shares of Series A Preferred Stock to the Company or a transfer agent of the Company for exchange for certificates of other denominations or for registration in another name or names, the Company will pay the cost of insurance and delivery to such place as a Preferred Shareholder may designate from the Company or its transfer agent of the certificates issued in substitution or replacement for the surrendered certificate.

    SECTION 5.03. TAXES. The Company will, within 5 business days, pay all stamp and other taxes (other than (a) income or similar taxes, (b) taxes which are the result of the ownership of the Series A Preferred Stock including, without limitation, taxes which are imposed on a Preferred Shareholder (or its transferee) by the State of a Preferred Shareholder's domicile (or any other State which may impose taxes on a Preferred Shareholder (or its transferee) by virtue of its assets or operations)) which may be payable in connection with the execution and delivery of this Agreement or the conversion, and the authorization thereof, of the Old Preferred Stock to the Series A Preferred Stock pursuant to the Plan of Merger or in connection with any modification of the Series A Preferred Stock, this Agreement, the Articles of Incorporation or the By-laws of the Company or the Resolution, and will indemnify and save each Preferred Shareholder harmless, without limitation as to time, from and against any and all liabilities with respect to all such taxes and the Company agrees to pay to each Preferred Shareholder such additional amounts as may be necessary in respect of such taxes in order that it shall incur no greater cost or expenses than the Preferred Shareholder would have incurred had there been no such taxes payable in connection with such execution and delivery, such conversion and authorization and such modification. The obligations of the Company under this Section 5.03 shall survive the termination of this Agreement and any redemption or repurchase of the Series A Preferred Stock by the Company.

    SECTION 5.04. REPLACEMENT OF CERTIFICATES FOR SHARES. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Series A Preferred Stock and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED, if the owner of such shares is a Preferred Shareholder who has executed this Agreement or an Institutional Holder, its own agreement to indemnify shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its expense, will execute and deliver, in lieu thereof, a new certificate for an equal number of shares of Series A Preferred Stock.

    SECTION 5.05. REGISTRATION OF PREFERRED STOCK. All shares of Class A Preferred Stock issued pursuant to this Agreement shall be registered by the Company in a Preferred Shareholder's name, or the name of its nominee, as a Preferred Shareholder may request and thereafter, upon surrender of any certificate therefor as provided herein, in such name or names as a Preferred Shareholder or its duly registered successors and assigns may request.

    SECTION 5.06. EXCHANGE OF CERTIFICATES FOR SHARES. (a) Upon surrender at the office of the Company of any certificate for shares of Series A Preferred Stock and at the request of the holder of such shares, the Company will, promptly, and in any event, within 10 business days, subject to clause (b) of this Section 5.06, execute and deliver, at the Company's expense (except as provided below), new certificates for shares of Series A Preferred Stock in exchange for such surrendered certificates, which new certificates shall be in denominations of

100 shares or any multiple thereof (except as may be necessary to reflect any number of shares not evenly divisible by 100) as requested by such holder, in an aggregate number of shares equal to the number of shares represented by such surrendered certificates. In the event a certificate being surrendered is for less than 100 shares, a new certificate will be issued for not less than the number of shares represented by the certificate being surrendered. Such new certificates shall be registered in the name of such Person as such holder may request. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer. Any issuance of new certificates shall be subject to compliance with the provisions of the legend described in Section 8.09.

      (b) Any transferee of any share of Series A Preferred Stock, by its acceptance of such share registered in its name (or in the name of its nominee), shall be deemed to have made the representations set forth in
Section 2.01 hereof.

    SECTION 5.07. SPECIAL VOTING, APPROVAL AND CONSENT RIGHTS OF SERIES A PREFERRED STOCK WITH RESPECT TO OLD MATADOR. Any act or transaction by or involving Old Matador, which, if taken by or involving the Company, would require the vote, approval or consent of the holders of Series A Preferred Stock under this Agreement, the Certificate of Designation, the TCBA or other applicable law, shall require the same vote, approval or consent of the holders of Series A Preferred Stock, as if such act or transaction taken by or involving Old Matador were taken by or involving the Company.

SECTION 6.       AMENDMENTS, MODIFICATIONS AND WAIVERS.

    SECTION 6.01. Any covenant, agreement, provision or condition of or with respect to the Series A Preferred Stock as set forth in the Certificate of Designation or this Agreement, may, with the written consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by and only by one or more written instruments signed by the holders of not less than two thirds (2/3) of the aggregate number of shares of Series A Preferred Stock then outstanding; PROVIDED, HOWEVER, that no such amendment, modification or waiver of the provisions of Sections 1 and 3 shall be effective as to a Preferred Shareholder unless consented to by the Preferred Shareholder in writing; and PROVIDED, FURTHER that no amendment, modification or waiver shall, without the consent in writing of the holders of all of the shares of Series A Preferred Stock then outstanding, amend any provision of this Section 6 or any provision of Article 5 of the Certificate of Designation. Except to the extent not effective as to a Preferred Shareholder because not consented to by the Preferred Shareholder pursuant to the terms hereof, any amendment, modification or waiver pursuant to this
Section 6 shall apply equally to all holders of shares of Series A Preferred Stock and shall be binding on them, on each future holder of any such shares (or successor or assignee of such holder) and on the Company.

    SECTION 6.02. So long as any shares of Series A Preferred Stock are outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment (it being understood and agreed that preliminary discussions with respect to any such proposed waiver or amendment shall not constitute such solicitation, request or negotiation) of any of the provisions of the Series A Preferred Stock as set forth in the Certificate of Designation or this Agreement, unless each holder of shares of Series A Preferred Stock (irrespective of the number of shares then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information reasonably sufficient to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, to any holder of shares of Series A Preferred Stock as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions of this Agreement, unless such remuneration is concurrently offered to be paid, on the same terms, ratably to the holders of all of the shares of Series A Preferred Stock then outstanding.

    SECTION 6.03. The Company will give prompt notice to all holders of the Series A Preferred Stock of the effectiveness of any amendment, modification or waiver entered into in accordance with the provisions of this Section 6. Such notice shall state the terms of any such amendment, modification or waiver and shall be accompanied by at least two conformed copies (which may be composite conformed copies) of each written instrument which embodies such amendment, modification or waiver.

SECTION 7.       CERTAIN DEFINITIONS.

      The terms hereinafter set forth when used herein shall have the following meanings:

      "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common
Stock issued by the Company after the effective time of the Merger, other than:

            (a) Common Stock issued upon conversion of the Series A Preferred Stock;

            (b) Common Stock issued upon the exercise of warrants, options or other rights in existence on May 30, 1996 to subscribe for or purchase Common Stock of Old Matador to the extent such warrants, options or other rights arise under a bona fide incentive plan for employees or directors of the Old Matador (described on Exhibit B to the Certificate of Designation attached hereto as Exhibit C) which warrants, options or other rights are assumed or otherwise converted into identical warrants, options or rights to acquire Common Stock of the Company in connection with the Merger;

            (c) Common Stock issued upon the grant of Common Stock after May 30, 1996, or upon the exercise of warrants, options or other rights granted after May 30, 1996, to subscribe for or purchase Common Stock or Common Stock of Old Matador (but only to the extent that such warrants, options or other rights with respect to Common Stock of Old Matador are assumed or otherwise converted into identical warrants, options or other rights to acquire Common Stock of the Company) to the extent that such grants, warrants, options or other rights arise under a bona fide incentive plan for employees or directors of the Company or its subsidiaries and the aggregate number of shares so issued shall not exceed 5% of the aggregate number of shares of Common Stock at any time outstanding, determined on a fully-diluted basis giving effect to the issuance of the Common Stock described in this clause (c) and the conversion of the Series A Preferred Stock but not giving effect to the issuance of any Common Stock described in clause (b); and

            (d) 670,000 shares of Common Stock to be issued to Unocal pursuant to the Stock Purchase Agreement.

      "AFFILIATE" shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "COMMON STOCK" shall mean and include any share of any class or series of capital stock of a corporation, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage and has no preference over any other capital stock of such Corporation upon dissolution, liquidation or winding-up of such corporation and in any event shall in the case of the Company include the shares of Common Stock identified in paragraph 4 of the Closing Certificate of the Company attached hereto as Exhibit D.

      "CONVERSION AGREEMENT" shall mean this Agreement.

      "CONVERSION SHARES" shall mean the shares of Common Stock of the Company issued upon the conversion of any of the shares of Series A Preferred Stock, PROVIDED, that any such shares that are sold in a registered public offering shall thereafter cease to be Conversion Shares.

      "ENVIRONMENTAL LAW" shall mean any federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

      "GAAP" shall mean United States generally accepted accounting principles at the time.

      "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended;
(b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

      "INITIAL PUBLIC OFFERING" shall have the meaning ascribed to such term in the Certificate of Designation, in the form attached hereto as Exhibit C.

      "INSTITUTIONAL HOLDER" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended,
(h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which is within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

      "JUNIOR STOCK" shall have the meaning ascribed to such term in the Certificate of Designation.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to perform its obligations under or in respect of this Agreement, the Series A Preferred Stock or the Certificate of Designation, or (c) the validity or enforceability of this Agreement, the Series A Preferred Stock or the Certificate of Designation.

      "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, limited liability company or government (whether national, federal state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "PLAN" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

      "PREFERRED STOCK" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation and in any event shall in the case of the Company include the shares of Series A Preferred Stock.

      "QUALIFIED INITIAL PUBLIC OFFERING" shall have the meaning ascribed to such term in the Certificate of Designation.

      "REPORTABLE EVENT" shall have the same meaning as in ERISA.

      "RESPONSIBLE OFFICER" shall mean the President, any Executive Vice President or any Vice President of the Company.

      "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      "SECURITIES ACT" shall mean the Securities Act of 1933 as amended.

      "SUBSIDIARY" shall mean any corporation more than 50% of the shares of capital stock of which having ordinary voting power for the election of directors is owned, directly or indirectly, by the Company and/or any other Subsidiary.

      "UNDERLYING SHARES" shall mean the shares of Common Stock of the Company issuable upon conversion of any of the shares of Series A Preferred Stock.

      "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

SECTION 8. RESTRICTIONS ON TRANSFERABILITY OF SHARES; COMPLIANCE WITH SECURITIES ACT.

    SECTION 8.01. RESTRICTIONS ON TRANSFERABILITY. The Series A Preferred Stock and the Company's Common Stock issued upon the conversion of any of the Series A Preferred Stock pursuant to the Articles of Incorporation shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable state Securities laws, in respect of the transfer of any Series A Preferred Stock or any such Common Stock.

    SECTION 8.02. NOTICE OF PROPOSED TRANSFER; REGISTRATION NOT REQUIRED. The holder of each share of Series A Preferred Stock or any Conversion Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Series A Preferred Stock or the Underlying Shares relating thereto or such Conversion Shares (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer; PROVIDED, HOWEVER, that no such notice shall be required for a transfer under a registration, qualification or filing for exemption requested in accordance with the provisions of Section 8.03 or in connection with A transfer made in accordance with the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission (or any other available exemption from the registration requirements of the Securities Act so long as such holder complies with the provisions of the legend described in Section 8.09 hereof if such legend is still required on any such certificates of Series A Preferred Stock or Conversion Shares).

    SECTION 8.03. (a) REQUIRED REGISTRATION. The holders of at least 33-1/3% of the aggregate number of Underlying Shares and Conversion Shares may request the Company to effect the registration (the "DEMAND Registration") or qualification or filing for exemption under applicable federal and state securities laws of such Underlying Shares or Conversion Shares. The Company shall promptly give written notice to all holders of Underlying Shares and Conversion Shares of a proposed registration or qualification or filing for exemption, and shall, subject to the conditions of this Section 8.03 and Section 8.04, as expeditiously as possible, effect any sUch registration or qualification or filing for exemption of:

            (i) such Underlying Shares, or such Conversion Shares, or both;

           (ii) all Underlying Shares and Conversion Shares of holders of Series A Preferred Stock or Conversion Shares which shall have advised the Company in writing within 30 days after the giving of such written notice by the Company of their desire to have their Underlying Shares or Conversion Shares registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any federal or state securities laws, or listing with any securities exchange, which may be required reasonably to permit the sale or other disposition of any such Underlying Shares or Conversion Shares which the holders thereof propose to make, and the Company will keep effective such registration, qualification, exemption, notification or approval for a period of 180 days after the effectiveness thereof as may be necessary to effect such sales or dispositions.

      (b) REGISTRATION PROCEDURES. In connection with the Company's obligations with respect to the Demand Registration pursuant to Section 8.03(a) hereof, the Company shall use commercially reasonable efforts to effect or cause the registration of the Underlying Shares or Conversion Shares under the Securities Act to permit the sale of such Underlying Shares or Conversion Shares by the holders thereof in accordance with the intended method of distribution thereof, and pursuant thereto, the Company shall:

            (i) prepare and file with the Commission a registration statement or registration statements with respect to the Demand Registration on any form which may be utilized by the Company and which shall permit the disposition of the Underlying Shares or Conversion Shares in accordance with the intended method or methods thereof, and use commercially reasonable efforts to cause such registration statement or registration statements to become effective on or prior to 45 days from the date of any such request;

           (ii) prepare and file with the Commission such amendments and supplements to a registration statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the applicable period specified in Section 8.03(a) hereof, and comply with the provisions of the Securities Act with respect to the disposition of all of the Underlying Shares or Conversion Shares to be included in such registration statement during such applicable period in accordance with the intended methods of disposition by the holders thereof set forth in the registration statement;

          (iii) provide the holders of the Underlying Shares or Conversion Shares to be included in a registration statement hereunder and the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Securities being sold and counsel for such underwriters and not more than one counsel for such holders (which counsel shall be subject to reasonable approval by the Company) the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and make available for inspection by such persons such financial and other information, books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants for the Company, to respond to such inquiries, as shall be reasonably necessary, in the opinion of the respective counsel to such holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

           (iv) promptly notify the selling holders of Underlying Shares or Conversion Shares to be included in a registration statement hereunder and the managing underwriters, if any, of the Securities being sold and (if requested by any such person) confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional or supplemental information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (xi) below cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares or Conversion Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (v) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

           (vi) if reasonably requested by the managing underwriter or underwriters or the holders of at least a majority in aggregate principal amount of the Underlying Shares or Conversion Shares being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such holders of at least a majority in aggregate principal amount of the Underlying Shares or Conversion Shares being sold specify should be included therein relating to the sale of the Underlying Shares or

      Conversion Shares, including, without limitation, information with respect to the principal amount of Underlying Shares or Conversion Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Underlying Shares or Conversion Shares to be sold in such offering, except to the extent that the Company is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate the federal securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (vii) furnish to each holder of Underlying Shares or Conversion Shares to be included in a registration statement hereunder and each underwriter, if any, of the Securities being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and such other documents as such holder and underwriter, if any, may reasonably request in order to facilitate the disposition of the Underlying Shares or Conversion Shares owned by such holder; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of Underlying Shares or Conversion Shares and the underwriters in connection with the offering and sale of the Underlying Shares or Conversion Shares covered by the prospectus or any supplement or amendment thereto;

         (viii) use commercially reasonable efforts to (1) register or qualify the Underlying Shares or Conversion Shares to be included in a registration statement hereunder under such other securities laws or Blue Sky laws of such jurisdictions as any holder of such Underlying Shares or Conversion Shares and each underwriter, if any, of the Securities being sold shall reasonably request, (2) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (3) take any and all such actions as may be reasonably necessary or advisable to enable such holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Underlying Shares or Conversion Shares owned by such holder; PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph (viii) or (B) consent to general service of process in any such jurisdiction;

           (ix) use commercially reasonable efforts to cause all of the Underlying Shares or Conversion Shares that are to be included in a registration statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holder or holders thereof to consummate the disposition of such Underlying Shares or Conversion Shares;

            (x) cooperate with the holders of the Underlying Shares or Conversion Shares to be included in a registration statement hereunder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Underlying Shares or Conversion Shares to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Underlying Shares or Conversion Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Underlying Shares or Conversion Shares;

           (xi) enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as the holders of at least a majority in aggregate principal amount of the Underlying Shares or Conversion Shares to be included in a registration statement hereunder shall reasonably request in order to expedite or facilitate the disposition of such Underlying Shares or Conversion Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the disposition is an underwritten offering, (1) make such representations and warranties to the holders of such Underlying Shares or Conversion Shares and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten offering; (2) obtain an opinion of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinion, addressed to each selling holder and the underwriters, if any, and dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (or, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement); (3) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the selling holders of Underlying Shares or Conversion Shares and to the underwriters, if any, dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (and, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (4) deliver such documents and certificates as may be reasonably requested by the holders of at least a majority in aggregate principal amount of the Underlying Shares or Conversion Shares being sold and the managing underwriters, if any, to evidence compliance with clause
      (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission thereunder; and

         (xiii) use commercially reasonable efforts to have the Underlying Shares or Conversion Shares listed, subject to notice, on the Nasdaq National Market or other applicable exchange.

      Upon the occurrence of any event contemplated by paragraph (iv) above, the Company shall, as soon as reasonably practicable, prepare and furnish to each holder included in such registration statement and underwriter, if any, a reasonable number of copies of a prospectus (supplemented or amended if necessary) so that, as thereafter delivered to the purchasers of the Underlying Shares or Conversion Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each holder of Underlying Shares or Conversion Shares agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (2) through (6) of paragraph (iv) hereof, such holder shall forthwith discontinue the disposition of Underlying Shares or Conversion Shares pursuant to the registration statement applicable to such Underlying Shares or Conversion Shares until such holder receives copies of such amended or supplemented registration statement or prospectus, and if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holders' possession of the prospectus covering such Underlying Shares or Conversion Shares at the time of receipt of such notice.

      The Company may require each holder of Underlying Shares or Conversion Shares as to which any registration is being effected under this Section 8.03 or under Section 8.05 to furnish to the Company such information regarding such holdeR and the distribution of such Underlying Shares or Conversion Shares as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each holder of Underlying Shares or Conversion Shares as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the happening of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such holder or the distribution of such Underlying Shares or Conversion Shares or omits to state any material fact regarding such holder or the distribution of such Underlying Shares or Conversion Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the distribution of such Underlying Shares or Conversion Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

    SECTION 8.04. CONDITIONS TO REQUIRED REGISTRATION. The Company shall not be required to register or effect any registration of Underlying Shares or Conversion Shares under the Securities Act pursuant to Section 8.03:

            (a) [Intentionally Left Blank];

            (b) unless at least 120 days shall have elapsed after a registration of other shares in which the holders of the Series A Preferred Stock or Underlying Shares or Conversion Shares could participate pursuant to
      Section 8.05;

            (c) unless the request therefor is to register not less than 33% of the aggregate number of Underlying Shares and Conversion Shares not theretofore registered pursuant to Section 8.03 or Section 8.05;

            (d) so long as the Company has not afforded the right to any other security holders to require registration (other than pursuant to Form S-3 promulgated under the Securities Act, or any successor form that is intended for implementation of the so-called "short form" registration process under the Securities Act (collectively, "FORM S-3") or Form S-4 or Form S-8, in each case promulgated under the Securities Act, or any respective successor form), unless the registration can be effected on Form S-3;

            (e) at any time prior to the Initial Public Offering of the Company unless, prior to the Initial Public Offering, the Company has agreed, for the benefit of any other holder of Securities of the Company, to register for public distribution any Security of the Company;

            (f) at any time more than five (5) years subsequent to the Qualified Initial Public Offering; and

            (g) unless the Company shall have been consulted in good faith regarding who the managing underwriter shall be for any underwritten public offering, PROVIDED, in any event, that the holders of the Series A Preferred Stock and Conversion Shares requesting registration shall have the right, in their sole discretion, to choose the managing underwriter.

In addition to and not in limitation of the foregoing restrictions, in connection with the Initial Public Offering, each holder of Underlying Shares or Conversion Shares shall enter into a reasonably customary form of lock-up agreement with respect to the public distribution of its Underlying Shares or Conversion Shares, PROVIDED, that such lock-up agreement shall be no more restrictive than any lock-up agreement entered into by Joseph Foran or any member of the Board of Directors of Matador (other than directors elected by the holders of the Series A Preferred Stock) in connection with the Initial Public Offering and such lock-up agreement shall in no event restrict the public distribution of the Underlying Shares or Conversion Shares of such holder for a period in excess of 180 days after the Initial Public Offering.

    SECTION 8.05. INCIDENTAL REGISTRATIONS. The Company agrees that at any time after an Initial Public Offering (and, in the event the Company has granted any so-called piggy-back rights with respect to the Initial Public Offering, in connection with the Initial Public Offering) and before the tenth (10th) anniversary of the Qualified Initial Public Offering, it proposes to register any of its Securities in a primary offering of such Securities under the Securities Act (otherwise than pursuant to Section 8.03) on Form S-1 or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration under the Securities Act of Securities of the Company, it will give timely written notice to all holders of outstanding
Series A Preferred Stock and Conversion Shares of its intention so to do and upon the written request of the holder of any such Series A Preferred Stock or Conversion Shares, given within thirty days after receipt of any such notice from the Company, the Company will in each instance, subject to the next paragraph of this Section 8.05, use commercially reasonable efforts to cause all such Underlying Shares or Conversion Shares held by any such requesting holder of Series A Preferred Stock or Conversion Shares to be registered under the Securities Act and registered or qualified under any state securities laws, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the securities so registered. Any holder requesting registration of its Underlying Shares or Conversion Shares shall in its request describe briefly the manner of any proposed transfer of its Underlying Shares or Conversion Shares which proposed transfer shall, in any event, be in accordance with the manner of distribution provided for in such registration. The Company shall provide to each holder of Series A Preferred Stock or Conversion Shares that has requested inclusion of shares in the registration written notice of the date (the "FINAL DECISION DATE") that is three (3) business days prior to the Company's estimate of the date it will first send to either underwriters or potential investors a preliminary prospectus covering the proposed offering. The Final Decision Date will not change so long as a preliminary prospectus is sent to either underwriters or potential investors within fifteen (15) days of the Company's estimated date for sending the preliminary prospectus. The notice shall be made to each holder of Series A Preferred Stock or Conversion Shares in writing by overnight air courier or facsimile communication in accordance with the provisions of Section 10.03 at least two (2) business days prior to the Final Decision Date. Each holder of Series A Preferred Stock or Conversion Shares that has previously requested inclusion of shares in the registration shall have until 5:00 p.m. Dallas, Texas time on the Final Decision Date to deliver to the Company a written notice of withdrawal of its request to include shares in the proposed offering. Any holder of Series A Preferred Stock or Conversion Shares that has previously requested inclusion of shares in the registration that does not withdraw such request in accordance with the preceding sentence shall thereafter be bound to
(i) sell in the proposed offering covered by the registration the number of shares previously requested by the holder to be included in the registration (subject to reduction in accordance with the next paragraph of this Section 8.05) upon substantially the same terms and at the same price per share as shares are sold by the Company in the proposed offering, (ii) voluntarily convert into Conversion Shares such number of shares of Series A Preferred
Stock as are necessary to permit such holder to deliver and sell the required number of shares in the proposed offering, and (iii) enter into such customary agreements (including an underwriting agreement and any lock-up agreement requested by the Managing Underwriter and agreed to by the Company) and take such other actions in connection therewith as the Company shall reasonably request in order to expedite or facilitate the registration or the proposed offering, and in such connection (1) make such representations and warranties as are relevant to such holder to the Company and the underwriters, in form, substance and scope as are customarily made in an underwritten offering; (2) comply with information requests by the Company in accordance with the last paragraph of Section 8.03; and (3) deliver such documents and certificates aS may be reasonably requested by the Company and the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling holder which in no event shall require indemnification of any party by such selling holder except with regards to written material misstatements or material omissions in written material provided by such selling holder. Nothing in this Section 8.05 shall be deemed to require the Company to proceed with any registration of its Securities after giving the notice herein provided. Registration pursuant to this Section 8.05 shall be in accordance with, and subject to the provisions of, the "Registration Procedures" set forth in Section 8.03(b) (other than clauses (i), (ii) and (v) thereof).

      If the managing underwriter engaged by the Company in connection with an underwritten public offering of such Securities proposed for registration under the Securities Act determines in good faith and for valid business reasons that registration of such Underlying Shares or Conversion Shares would have an adverse effect on the marketability or the price of such offering, the Company shall cause such managing underwriter to give prompt written notice of such determination to such requesting holder or holders, setting forth in reasonable detail the reasons for such determination. In such event the Company, upon written notice to the holders of such Underlying Shares or Conversion Shares, shall have the right to limit such Underlying Shares or such Conversion Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting holder pro rata in respect of the number of shares subject to such request); PROVIDED that if Securities of the Company held by any Person (other than the Company) are to be included in such underwritten public offering, such reduction in the number of Underlying Shares or Conversion Shares (treating all such Shares as one class of Securities for this purpose) shall be not more than proportionate to the reduction in the number of such other Securities which are to be included in such registration.

    SECTION 8.06. EXPENSES; RELIANCE. The Company will pay all reasonable expenses, including, without limitation, registration fees, qualification fees, legal expenses, including the reasonable fees and expenses of one counsel to the holders of Series A Preferred Stock or Conversion Shares whose Underlying Shares or Conversion Shares are being registered, printing expenses and the costs of special audits, if any and "COLD COMFORT" letters, expenses of underwriters (excluding reasonable discounts and commissions, but including the reasonable fees and expenses of any necessary special experts) in connection with the registration, qualification, notification or exemption requested by any holder or holders of Series A Preferred Stock or Conversion Shares pursuant to Section 8.03 OR Section 8.05. Notwithstanding the foregoing, The Company shall not be required to bear any such expenses in connection with any registration of Underlying Shares or Conversion Shares under the Securities Act pursuant to Section 8.03 more than twice, PROVIDED, that:

            (i) no registration shall be included as a required registration pursuant to Section 8.03 until such time, if any, as the registration statement filed in connection therewith shall be declared effective, except in the event that the holders of the Underlying Shares or Conversion Shares demanded to be included in such registration request that the Company withdraw such registration statement prior to the effectiveness thereof for reasons which are reasonably within the control of such Holders or because of the available sales price of such shares; and

           (ii) no registration which has been declared effective shall be included as a required registration pursuant to Section 8.03 if the holders of Underlying Shares or Conversion Shares are unable to register and sell at least 80% of any Underlying Shares or Conversion Shares demanded to be included in such registration for reasons

      (excluding, in any event, changes in market price) which are not reasonably within the control of such holders.

    SECTION 8.07. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any registration, qualification, notification, or exemption of Securities under
Section 8.03 or Section 8.05, the Company hereby indemnifies each holder of The Underlying Shares and/or Conversion Shares, and each underwriter thereof, including each Person, if any, who controls each such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular prepared by the Company, any agent or employee of the Company or any underwriter (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by such holder or any such underwriter expressly for use therein, and the Company and each officer, director and controlling Person of the Company shall be indemnified by each holder of the Underlying Shares and/or Conversion Shares or by the underwriters, as the case may be, for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by each such holder thereof or the underwriters, as the case may be, expressly for any such use. The foregoing is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (or in any amendment or supplement thereto), the indemnity of the Company shall not inure to the benefit of any underwriter from whom the Person asserting any loss, claim or damage purchased the Conversion Shares which were the subject thereof (or to the benefit of any Person who controls such underwriter), if a copy of the final prospectus (or such amendment or supplement thereto) was not sent or given to such Person at or prior to the time such action is required by the Securities Act.

      (b) Promptly upon receipt by a party indemnified under this Section of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.07, such indemnified party shall notify thE indemnifying party in writing of the commencement of such action, and the failure so to notify the indemnifying party shall relieve it of any liability which it may have to any indemnified party under Section 8.07(a), but not otherwise, PROVIDED that the failure to give such notice shall have materially impaired the ability of the indemnifying party to avail itself of the rights described hereinbelow in this Section 8.03(b). In case notice of commencement of any sucH action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent, which consent will not be unreasonably withheld or delayed.

      (c) If the indemnification provided for in this SECTION 8.07 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under SECTIONS 8.07(a) and (b), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Person be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of any Underlying Shares.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8.07(c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The contribution provided for in this SECTION 8.07(c) shall survive, with respect to A holder of Conversion Shares, the transfer of Conversion Shares by such holder and with respect to a holder of Conversion Shares, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

      (d) In connection with any registration pursuant to SECTION 8.03 or
SECTION 8.05, inclusive, the Company agrees, and each holder of Series A Preferred Stock or Conversion Shares by acceptance of such Series A Preferred Stock or Conversion Shares agrees, that it will enter into an agreement containing the indemnification provisions of this SECTION 8.07, and the Company shall not be required to register any shares held by any holder that does not enter into such an agreement.

    SECTION 8.08. ADDITIONAL REGISTRATION RIGHTS. Without the written consent of the holders of 66-2/3% of Underlying Shares and Conversion Shares which have not previously been registered, the Company will not grant to any Person at any time on or after the Closing

Date the right to request the Company to effect the registration or qualification or filing for exemption under applicable federal or state Securities laws of any Securities of the Company, whether pursuant to any subsequent agreement or understanding reached on or after the Closing Date or pursuant to any amendment or supplement to any agreement existing on or prior to the Closing Date or otherwise, which right would in any way conflict with the rights of the holders of Series A Preferred Stock hereunder, including, without limitation, the rights granted to such holders pursuant to SECTIONS
8.03 and 8.05. It is agreed that the granting by the Company to other Persons of Registration Rights that are substantially identical to, or less favorable than, the registration rights granted to the holders of the Series A Preferred Stock under this Agreement shall not be deemed to be in conflict with the rights of the holders of the Series A Preferred Stock hereunder.

    SECTION 8.09. RESTRICTIVE LEGENDS. (a) Each certificate representing shares of the Series A Preferred Stock and each certificate for shares of Common Stock of the Company initially issued upon the conversion of any Series A Preferred Stock and each certificate for shares of Common Stock of the Company issued to a subsequent transferee of such certificate shall be stamped or otherwise imprinted with legends in substantially the following forms:

            "Neither the shares evidenced by this certificate nor the shares of Common Stock issuable upon conversion hereof have been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and may be reoffered and sold only if registered or qualified pursuant to the provisions of said Securities Act and applicable state laws or if an exemption from registration is available and the Company shall have received an opinion of counsel (which shall include staff counsel to any holder of this certificate) to the effect that such an exemption is available."

            "The transfer of the shares represented by this certificate is subject to the conditions specified in the Preferred Stock Conversion Agreement dated as of January 19, 1998 between the Company and the shareholders named therein, and no transfer of such shares shall be valid or effective until such conditions shall have been fulfilled."

      In the event that Conversion Shares are sold pursuant to a registration statement covering Underlying Shares or Conversion Shares that has become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, any such legend is not, or is no longer, necessary or required with respect to any Conversion Shares (including, without limitation, because of the availability of the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing Conversion Shares or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Series A Preferred Stock or any Conversion Shares, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this SECTION 8.09 and to bear all expenses in connection with the same.

    SECTION 8.10. MISCELLANEOUS. The Company shall use commercially reasonable efforts to comply with all reporting requirements set forth or referred to in Rule 144A and, subsequent to the Initial Public Offering, Rule 144, each as promulgated under the Securities Act.

SECTION 9.       STOCK PURCHASE RIGHTS.

      (a) The Company shall not issue, sell or exchange, or agree to issue, sell or exchange, in any case whether from treasury shares, from the issuance of authorized but unissued shares or otherwise, any (i) Additional Shares of Common Stock, (ii) any debt or equity security which by its terms is convertible into or exchangeable for Additional Shares of Common Stock or
(iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or any debt or equity security of the Company described in (ii) above (the securities listed in (i), (ii) and (iii) above, the "OFFERED SECURITIES"), unless the Company shall, in accordance with the provisions of this Section 9, give each holder of shares of Series A Preferred Stock of the Company (each, an "OFFEREE" and collectively, the "OFFEREES") the first right and option (the "PURCHASE RIGHT") to purchase up to a number of the Offered Securities equal to the Offeree's Proportionate Percentage (as defined below) of such Offered Securities, on terms and conditions (subject to the provisions of this Section
9), including a purchase price equal to the dollar value of the consideration, set forth in a notice (the "NOTICE") given by the Company to each of the Offerees (which notice shall state that the failure of any Offeree to deliver to the Company a written exercise of its Purchase Right within 30 days from the date of such Notice shall be deemed to constitute a notification to the Company of such Offeree's decision not to exercise its Purchase Right under this Section 9(a)) at the address of such Offeree appearing in the books and records of the Company (in the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be determined by the Company's Board of Directors, whose good faith determination shall be conclusive).

      (b) The Purchase Right shall be exercisable, if at all, by the Offerees for a period of thirty (30) days from the date of the Notice. Failure of any Offeree to deliver to the Company a written exercise of its Purchase Right within the 30-day period shall be deemed to constitute a notification to the Company of such Offeree's decision not to exercise its Purchase Right under
Section 9(a).

      (c) The Offerees may exercise the Purchase Right by giving written notice to the Company not later than the close of business on the date of expiration of such right and option (or if such date is not a business day, then on or before the close of business on the next succeeding business day), advising of the election to exercise the same on the terms and conditions set forth in the Notice.

      (d) In the event that any or all of the Offered Securities are not purchased by the Offerees, the Company may, during the one hundred twenty
(120) day period commencing on the expiration of the time periods provided for in subparagraphs (b) and (c) above, as applicable, issue, sell or exchange all or the remaining Offered Securities, as the case may be, for the consideration per Offered Security, the dollar value of which is equal to or greater than the dollar value of the consideration per Offered Security specified in the Notice.

      (e) As used in this Section 9, the term "PROPORTIONATE PERCENTAGE" shall mean a fraction, the numerator of which is the number of shares of Common Stock owned by the applicable Offeree (assuming the issuance of all Common Stock then issuable pursuant to then outstanding shares of Series A Preferred Stock) and the denominator of which is the total number of shares of Common Stock owned by all holders of Common Stock (assuming the issuance of all Common Stock then issuable pursuant to then outstanding shares of Series A Preferred Stock).

SECTION 10.      MISCELLANEOUS.

   SECTION 10.01. EXPENSES. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all reasonable out-of-pocket expenses of the Preferred Shareholders in connection with the preparation, execution and delivery of this Agreement, the Shareholders Agreement and the Series A Preferred Stock and the transactions contemplated thereby and hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Preferred Shareholders, duplicating and printing costs and charges for mailing the Series A Preferred Stock, adequately insured to their home office or at such other place as a Preferred Shareholder may designate, and all reasonable expenses (including, without limitation, the reasonable cost of any financial advisor hired by a Preferred Shareholder) relating to any proposed or actual amendments, waivers or consents pursuant to the provisions of the Series A Preferred Stock, this Agreement, the Shareholders Agreement or the Certificate of Designation (whether or not the same are actually executed and delivered), including, without limitation, any such proposed or actual amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under the Series A Preferred Stock, this Agreement, the Shareholders Agreement or the Certificate of Designation. In connection with the issuance and sale of the Series A Preferred Stock on the Closing Date, the Company also agrees to pay, within five business days of receipt thereof, supplemental statements of Chapman and Cutler for reasonable disbursements unposted or not incurred as of the Closing Date. The Company agrees to protect and indemnify each Preferred Shareholder against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement, except to the extent that such brokerage fees or commissions are payable or claimed to be payable as a result of agreements by one or more of the Preferred Shareholders. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for the Series A Preferred Stock and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

   SECTION 10.02. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any share of Series A Preferred Stock or any share of Common Stock issuable upon conversion of any of the Series A Preferred Stock in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any share of Series A Preferred Stock, or any share of Common Stock issuable upon conversion of any of the Series A Preferred Stock are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

   SECTION 10.03. NOTICES. All communications provided for hereunder shall be in writing and, if to a Preferred Shareholder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the Preferred Shareholder at the address of the Preferred Shareholder appearing on Exhibit A to this Agreement or such other address as a Preferred Shareholder or the subsequent holder of any share of Series A Preferred Stock may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at Suite 158, Pecan Creek, 8340 Meadow Road, Dallas, Texas 75231, Attention: President, with a copy to Fulbright and Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, Attention: Kenneth L. Stewart, Esq., or to such other address as the Company may in writing designate to the Preferred Shareholders or to a subsequent holder of the shares of Series A Preferred Stock or Conversion Shares; PROVIDED, HOWEVER, that a notice to a Preferred Shareholder by overnight air courier shall only be effective if delivered to a Preferred Shareholder at a street address designated for such purpose in Exhibit A, and a notice to a Preferred Shareholder by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as the Preferred Shareholders or a subsequent holder of any share of Series A Preferred Stock, Conversion Shares, or any share of Common Stock issuable upon conversion of any of the Series A Preferred Stock initially issued to you may designate to the Company in writing.

   SECTION 10.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and each of the holders of shares of Series A Preferred Stock and each of their respective successors and assigns and shall inure to the benefit of the Company and to the benefit of each Preferred Shareholder and to the benefit of each Preferred Shareholder's successors and permitted assigns, including each permitted successive holder or holders of shares of Series A Preferred Stock.

   SECTION 10.05. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the Closing, the Merger and the delivery of the Series A Preferred Stock and this Agreement.

   SECTION 10.06. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

  SECTION 10.07. GOVERNING LAW. This Agreement and the Series A Preferred Stock issued and sold hereunder shall be governed by and construed in accordance with Texas law (without regards to conflicts of law principles), including all matters of construction, validity and performance.

  SECTION 10.08. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

  SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original; and all such counterparts shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 19th day of January, 1998.


                                             MATADOR PETROLEUM CORPORATION



                                             By /s/ Joseph Wm. Foran
                                                Its President, Chief Executive
                                                   Officer and Chairman of
                                                   the Board



                                             MATADOR HOLD CO.



                                             By /s/ Joseph Wm. Foran
                                                Its President, Chief Executive
                                                   Officer and Chairman of
                                                   the Board

                                             THE TRAVELERS INSURANCE COMPANY



                                             By /s/ John F. Gilsenan
                                                Its Second Vice President
                                                   -----------------------------

                                             THE TRAVELERS INDEMNITY COMPANY



                                             By /s/ John F. Gilsenan
                                                Its Second Vice President
                                                   -----------------------------

                                             THE PHOENIX INSURANCE COMPANY



                                             By /s/ John F. Gilsenan
                                                Its Second Vice President
                                                   -----------------------------

                                             THE TRAVELERS LIFE AND ANNUITY
                                                COMPANY



                                             By /s/ John F. Gilsenan
                                                Its Second Vice President
                                                   -----------------------------

                                             THE LINCOLN NATIONAL LIFE
                                                INSURANCE COMPANY

                                             By: Lincoln Investment Management,
                                                 Inc., its Attorney-in-Fact



                                             By /s/ John F. Gilsenan
                                                --------------------------------
                                                Its: Second Vice President
                                                    ----------------------------

                                    EXHIBIT A
                            (to Conversion Agreement)



                                                              SHARES OF SERIES A
     NAME AND ADDRESS OF                  SHARES OF OLD         PREFERRED STOCK
    PREFERRED SHAREHOLDER                PREFERRED STOCK         TO BE RECEIVED

THE TRAVELERS INSURANCE COMPANY              75,000                  75,000
One Tower Square
Hartford, Connecticut  06183-2030
Attention:  Securities Department--
       Private Placements--9PB


Payments


All payments on or in respect of the Series A Convertible Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Matador Petroleum Corporation, Series A Convertible Preferred Stock, PPN 57648* 11 6") to:


      The Chase Manhattan Bank, N.A. (ABA #021000021)
      One Chase Manhattan Plaza
      New York, New York  10081


      for credit to:  The Travelers Insurance Company--
      Consolidated Private Placement Account Number 910-2-587434


Notices


All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed Attention: Securities Department--Cashier--10PB.


Name of Nominee in which Series A Convertible Preferred Stock certificates are to be issued: Tral & Co


Taxpayer I.D. Number:  06-0566090


                                                              SHARES OF SERIES A
     NAME AND ADDRESS OF                  SHARES OF OLD         PREFERRED STOCK
    PREFERRED SHAREHOLDER                PREFERRED STOCK         TO BE RECEIVED
THE TRAVELERS INDEMNITY COMPANY               73,334                73,334
One Tower Square
Hartford, Connecticut  06183-2030
Attention:  Securities Department--
            Private Placements--9PB
Telecopier Number:  (203) 954-5243


Payments


All payments on or in respect of the Series A Convertible Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Matador Petroleum Corporation, Series A Convertible Preferred Stock, PPN 57648* 11 6") to:


      The Chase Manhattan Bank, N.A. (ABA #021000021)
      One Chase Manhattan Plaza
      New York, New York  10004


      for credit to:  The Travelers Insurance Company--
      Consolidated Private Placement Account Number 910-2-587434


Notices


All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed Attention: Securities Department--Cashier--10PB.


Name of Nominee in which Series A Convertible Preferred Stock Certificates are to be issued: TRAL & CO


Taxpayer I.D. Number:  06-0566050


                                                              SHARES OF SERIES A
     NAME AND ADDRESS OF                  SHARES OF OLD         PREFERRED STOCK
    PREFERRED SHAREHOLDER                PREFERRED STOCK         TO BE RECEIVED
THE PHOENIX INSURANCE COMPANY                 10,000                 10,000
One Tower Square
Hartford, Connecticut  06183-2030
Attention:  Securities Department--
       Private Placements--9PB


Payments


All payments on or in respect of the Series A Convertible Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Matador Petroleum Corporation, Series A Convertible Preferred Stock, PPN 57648* 11 6") to:


      Chase Manhattan Bank, N.A. (ABA #021000021)
      One Chase Manhattan Plaza
      New York, New York  10004


      for credit to:  The Travelers Insurance Company
      Consolidated Private Placement Account Number 910-2-587434


Notices


All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed Attention: Securities Department--Cashier--10 PB.


Name of Nominee in which Series A Convertible Preferred Stock certificates are to be issued: TRAL & CO


Taxpayer I.D. Number:  06-0303275


                                                              SHARES OF SERIES A
     NAME AND ADDRESS OF                  SHARES OF OLD         PREFERRED STOCK
    PREFERRED SHAREHOLDER                PREFERRED STOCK         TO BE RECEIVED
THE TRAVELERS LIFE AND ANNUITY                8,333                  8,333
      COMPANY
One Tower Square
Hartford, Connecticut  06183-2030
Attention:  Securities Department--
       Private Placements--9PB


Payments


All payments on or in respect of the Series A Convertible Preferred Stock to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Matador Petroleum Corporation, Series A Convertible Preferred Stock, PPN 57648* 11 6") to:


      Chase Manhattan Bank, N.A. (ABA #021000021)
      One Chase Manhattan Plaza
      New York, New York  10081


      for credit to:  The Travelers Insurance Company
      Consolidated Private Placement Account Number 910-2-587434


Notices


All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed Attention: Securities Department--Cashier--10PB.


Name of Nominee in which Series A Convertible Preferred Stock certificates are to be issued: TRAL & Co


Taxpayer I.D. Number:  06-0904249


                                                              SHARES OF SERIES A
     NAME AND ADDRESS OF                  SHARES OF OLD         PREFERRED STOCK
    PREFERRED SHAREHOLDER                PREFERRED STOCK         TO BE RECEIVED
THE LINCOLN NATIONAL LIFE                    222,223                222,223
      INSURANCE COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements


Payments


All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Matador Petroleum Corporation, Series A Convertible Preferred Stock, PPN 57648* 11 6") to:


      Bankers Trust Company (ABA #021001033)
      Private Placement Processing
      New York, New York
      Account Number 99-911-145


      for the account of: The Lincoln National Life Insurance Company (EGP) Custodial Account Number 98336


Notices


All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:


      Bankers Trust Company
      P.O. Box 998
      Bowling Green Station
      New York, New York  10274
      Attention:  Private Placement Unit


Name of Nominee in which Notes are to be issued:  None


Taxpayer I.D. Number:  35-0472300

Securities are to be delivered to:

      Bankers Trust Company
      14 Wall Street, 4th Floor, Window #44
      New York, New York  10005
      Attention:  Marlene Maynard, Mail Stop 4049
      Ref:  The Lincoln National Life Insurance Company (EGP)
            Custodial Account No. 98336

                                      B-10
                                    EXHIBIT B
                            (to Conversion Agreement)


                                 PLAN OF MERGER




                                 ATTACHED HERETO

                                      C-10
                                    EXHIBIT C
                            (to Conversion Agreement)


                           CERTIFICATE OF DESIGNATION




                                 ATTACHED HERETO

                                       D-5
                                    EXHIBIT D
                            (to Conversion Agreement)


                          MATADOR PETROLEUM CORPORATION


                                MATADOR HOLD CO.


                               CLOSING CERTIFICATE


To the Preferred Shareholders Listed
   in Exhibit A to the Preferred Stock
   Conversion Agreement


Gentlemen:


      Matador Petroleum Corporation, a Texas corporation ("OLD MATADOR") and Matador Hold Co., a Texas corporation (the "COMPANY"), as an inducement to and as part of the consideration for your acquisition on this date of an aggregate of 388,890 shares of the Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") of the Company pursuant to that certain Preferred Stock Conversion Agreement dated as of January 19, 1998 (the "CONVERSION AGREEMENT", and the Merger described therein, words and phrases not otherwise defined herein having the meanings assigned thereto in the Conversion Agreement) among you, the Company and Old Matador, and in compliance with the Conversion Agreement, hereby, jointly and severally, represent and warrant to you as of the date hereof as follows:


       1. CORPORATE ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate and regulatory power and authority (i) to own and operate its properties and to conduct the business now being conducted by it, (ii) to enter into the Conversion Agreement and to create and issue the Series A Preferred Stock as contemplated in the Conversion Agreement and (iii) to consummate the Merger in accordance with the applicable provisions of the TBCA set forth in the Plan of Merger.


       2. QUALIFICATION TO DO BUSINESS. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the nature of properties owned or leased or activities conducted by it makes such licensing or qualification necessary, except in jurisdictions where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


       3. SOLVENCY AND CONSIDERATION. (a) On the Closing Date, the Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and a present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become due and matured. The Company does not intend to incur, nor does it believe, nor should it have believed that it will incur, debts beyond its ability to pay such debts as they become due and, so far as the Company can foresee, after the Closing Date, neither the

Company nor any of its Subsidiaries will be rendered insolvent by the execution, delivery and performance of its respective obligations under or in respect of the Series A Preferred Stock and the Conversion Agreement. Neither the Company nor any of its Subsidiaries intends to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its respective obligations under or in respect of the Series A Preferred Stock and the Conversion Agreement.

      (b) There will be provided to the Company a substantial economic benefit and adequate consideration for the execution and delivery of the Series A Preferred Stock and Conversion Agreement by the Company.

       4. CAPITAL STOCK. The authorized and outstanding capital stock of the Company immediately after the effective time of the Merger will be set forth in Annex I attached hereto. All of the outstanding capital stock of the Company has been, and will be upon the consummation of the Merger, validly issued and is, and will be upon the consummation of the Merger, fully paid and non-assessable. The shareholders of the Company (other than the holders of Series A Preferred Stock) are not entitled to any preemptive rights with respect to the Common Stock of the Company. Except as set forth on Exhibit I hereto, neither the Company nor any of its Subsidiaries has, or will have upon consummation of the Merger, outstanding any warrants, options, convertible Securities or preemptive or other rights for the purchase, or is a party or is bound by any agreement or other instrument restricting or affecting the issuance, of capital stock of the Company or any of its Subsidiaries, other than the Series A Preferred Stock. The shares of Series A Preferred Stock which are to be issued to you on the Closing Date will, upon the issuance to you, have the designations, preferences, qualifications, limitations, restrictions and such special and relevant rights as are set forth in the Articles of Incorporation, the Certificate of Designation and the laws of the State of Texas. The shares of Series A Preferred Stock when issued on the Closing Date, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, if and when converted in compliance with the terms and provisions of the Series A Preferred Stock, will be validly issued, fully paid and nonassessable shares.

       5. FULL DISCLOSURE. The Conversion Agreement, and any other written statement furnished by the Company or Old Matador to you in connection with the Series A Preferred Stock, taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact peculiar to the Company Old Matador or the Company's Subsidiaries which the Company has not disclosed to you in writing which has, nor, so far as the Company can now foresee, could reasonably be expected to have a Material Adverse Effect.

       6. SALE IS LEGAL AND AUTHORIZED. The authorization, creation and issuance of the Series A Preferred Stock and compliance by the Company with all of the provisions of the Series A Preferred Stock and the Conversion Agreement and the issuance of Common Stock upon conversion of the Series A Preferred Stock in accordance with the terms and provisions thereof (a) are within the corporate powers of the Company, (b) have been duly authorized by all necessary corporate action on the part of the Company, and (c) are legal and will not conflict with nor result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company or Old Matador under the provisions of, any loan agreement, charter instrument, By-law or other agreement or instrument to which the Company or Old Matador is a party or by which the Company or Old Matador may be bound or to which any of the properties of the Company or Old Matador may be subject. The shares of the Series A Preferred Stock have been duly executed and delivered and the Conversion Agreement has been duly executed and delivered by the Company.

       7. PRIVATE OFFERING. Neither the Company nor any agent, broker or dealer of the Company has offered any of the shares of Series A Preferred Stock or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Preferred Shareholders. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Series A Preferred Stock or any part of either thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Series A Preferred Stock within the provisions of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT").

       8. RESTRICTIONS ON DISTRIBUTIONS. Neither the Company nor Old Matador is a party to or bound by any contract, indenture, agreement, instrument, order of any court, or governmental agency, (except the Texas Business Corporation Act) rule or regulation, or any note, debenture, bond, or other Security, which contains provisions expressly limiting or restricting payments by the Company or Old Matador on or in respect of shares of its capital stock of any class, including, without limitation, the Company's right and obligation to declare and pay the regular dividends on the Series A Preferred Stock and to make redemptions of shares of the Series A Preferred Stock pursuant to the provisions of the Certificate of Designation.

      9. ERISA. The consummation of the transactions provided for in the Series A Preferred Stock and the Conversion Agreement and compliance by the Company with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

      10. INVESTMENT COMPANY ACT. None of the Company, Old Matador or any Subsidiary is, and none of them is directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      11. ABSENCE OF FOREIGN OR ENEMY STATUS. None of the Company, Old Matador or any of Subsidiary or any Affiliate of the Company or Old Matador, is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

      12. NO CHANGE IN APPLICABLE CONVERSION FACTOR, COMPLIANCE WITH PREFERRED STOCK PURCHASE AGREEMENTS. Since the issuance of the Old Preferred Stock by Old Matador through the Closing Date, there has been no event or occurrence requiring any adjustment to the Applicable Conversion Factor as defined in the Certificate of Designation with respect to the Old Preferred Stock and the Applicable Conversion Factor with respect to the Old Preferred Stock is, and immediately prior to the effective time of the Merger will be, equal to 1.00. Old Matador is, and at the effective time of the Merger will be, in compliance with all the terms and conditions of the Preferred Stock Purchase Agreements.

      13. TAX-FREE TRANSACTIONS. No gain or loss will be recognized by the Company, Merge Co. or Old Matador for federal income tax purposes by reason of the Merger. No gain or loss will be recognized by the holders of Old Preferred Stock (i) upon the receipt of shares of Series A Preferred Stock pursuant to the Merger, or (ii) as a result of the transfer of assets by Unocal solely in exchange for the New Shares pursuant to the Stock Purchase Agreement. The basis of the shares of Series A Preferred Stock treated as received by a holder of Old Preferred Stock will be the same as the basis of the shares of Old Preferred Stock treated as exchanged therefor. The holding period of the shares of Series A Preferred treated as received by a holder of Old Preferred Stock pursuant to the Merger would include the holding period of the shares of Old Preferred Stock treated as exchanged therefor, provided such Old Preferred Stock is held as a capital asset at the time of the Merger.

      14. SECURITIES ACT. The issuance of the Series A Preferred Stock and the Common Stock of the Company pursuant to the Merger does not require the registration of such securities under the Securities Act.

      IN WITNESS WHEREOF, this Certificate is executed and delivered this ______ day of January, 1998.


                                             MATADOR PETROLEUM CORPORATION



                                             By
                                                Its
                                                   -----------------------------


                                             MATADOR HOLD CO.



                                             By
                                                Its
                                                   -----------------------------

                                     ANNEX I


                             TO CLOSING CERTIFICATE


                 DESCRIPTION OF CAPITAL STOCK OF THE COMPANY



                                AUTHORIZED              ISSUED
                             AFTER THE MERGER           AFTER
                                                        MERGER
Class Common Stock,             10,000,000             833,894
$.10 par value

Preferred Stock,                2,000,000              388,890
$.10 par value


                                    EXHIBIT I
                             TO CLOSING CERTIFICATE


                       EMPLOYEE AND DIRECTOR STOCK OPTIONS

      Employee and Director Stock Options Covering 31,350 Shares of Common Stock pursuant to:

      A qualified Incentive Stock Option Plan was adopted on November 14, 1987, authorizing the issuance of up to a collective total of 200,000 shares to current and future employees, along with certain stock appreciation rights to accompany stock covered by any option, for services rendered to the Company. Such options are granted at the discretion of the Board of Directors at an option price to be established by the Board, not to be less than 110% of the fair market value of such shares on the date that the option is granted, such options being exercisable at a rate of between 20% and 100% per year, cumulatively for a period between five and ten years. There are currently 28,350 employee options outstanding.

      A non-qualified Director Stock Option Plan was adopted on October 15, 1992, authorizing the issuance of up to a collective total of 30,000 shares to current and future directors of the Company for services rendered to the Company. Each director is eligible for up to 200 shares per year at an option price to be established by the Board of Directors, not to be less than 100% of the fair market value of such shares on the date that the option is granted, such options being exercisable for up to five years. There are currently 3000 director options outstanding.

                                    EXHIBIT E
                          (to Conversion Agreement)


           DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY


      The closing opinion of Barry Osborne, Esq., counsel for the Company, which is called for by Section 3.04 of the Conversion Agreement, shall be dated the Closing Date and addressed to the Preferred Shareholders, shall be satisfactory in scope and form to the Preferred Shareholders and shall be to the effect that:

             1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Texas, has the corporate power and the corporate authority to execute and perform the Conversion Agreement and the Plan of Merger and to issue the Series A Preferred Stock and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

             2. The Conversion Agreement and the Plan of Merger have been duly authorized by all necessary corporate action on the part of the Company and Old Matador, and have been duly executed and delivered by the Company and Old Matador.

             3. The creation of the Series A Preferred Stock has been duly and validly effected, in accordance with provisions of the Conversion Agreement, the Plan of Merger and the Texas General Corporation Law, by all necessary action on the part of the Company and on the part of the Secretary of State of the State of Texas.

             4. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock par value $.10 and 2,000,000 Preferred Shares having a par value of $.10 per share of which after giving effect to the Merger and the issue and of the Preferred Shares, _________ shares of Common Stock and 388,390 Preferred Shares will be outstanding on the date hereof and will be fully paid and nonassessable and 388,390 shares of Common Stock are reserved to satisfy the conversion rights applicable to the Preferred Shares;

             5. The issuance and delivery of the Series A Preferred Stock as contemplated in the Conversion Agreement have been duly authorized by all necessary corporate action on the part of the Company and Old Matador; the certificates for the shares of Series A Preferred Stock have been duly executed.

             6. The issuance and delivery of the Series A Preferred Stock and the execution, delivery and performance by the Company and Old Matador of the Conversion Agreement and the Plan of Merger do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of the Company or Old Matador pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or Old Matador or any agreement or other instrument to which the Company or Old Matador is a party or by which the Company or Old Matador may be bound.

             7. Neither the Company nor Old Matador is not a party under or bound by any contract, indenture, agreement, instrument, order of any court, or governmental agency rule or regulation or any note, debenture, bond, or other security under the terms of or pursuant to which, the Company's right and obligation to declare and pay the regular dividends on the Series A Preferred Stock or to otherwise make distributions in respect of the Series A Preferred Stock or to redeem shares of the Series A Preferred Stock pursuant to the provisions of the Resolution is restricted.

             8. The issuance and delivery of the Series A Preferred Stock and the issuance of any shares of Common Stock upon the conversion of the Series A Preferred Stock, will not violate preemptive rights of other holders of capital stock of the Company or Old Matador existing under the Articles of Incorporation or By-laws of the Company or Old Matador or under the Texas Business Corporation Act or any other agreement or other instrument or trigger any anti-takeover rights of other holders of capital stock of the Company or Old Matador or conflict with, or result in any breach of any of, or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or Old Matador pursuant to, the provisions of the Articles of Incorporation or By-laws of the Company or Old Matador or any agreement or other instrument to which the Company or Old Matador is a party or by which the Company or Old Matador may be bound.

             9. The Certificate of Designation has been duly approved by the Board of Directors of the Company at a meeting duly called and held on January __, 1998 and said Certificate of Designation has been duly filed for the record in the manner and place required by law to effect an amendment to the Company's Articles of Incorporation.

            11. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion would impair the ability of the Company to issue and deliver the Series A Preferred Stock or impair the ability of the Company or Old Matador to comply with the provisions of the Conversion Agreement or the Plan of Merger.

      The opinion of Barry Osborne, Esq. shall cover such other matters relating to the conversion of the Series A Preferred Stock as the Preferred Shareholders may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                    EXHIBIT F
                          (to Conversion Agreement)

       DESCRIPTION OF CLOSING OPINION OF SPECIAL COUNSEL TO THE COMPANY

      The closing opinion of Fulbright & Jaworski L.L.P., special counsel for the Company, which is called for by Section 3.04 of the Conversion Agreement, shall be dated the Closing Date and addressed to the Preferred Shareholders, shall be satisfactory in scope and form to the Preferred Shareholders and shall be to the effect that:

             1. The Conversion Agreement (including, without limitation, Section 9 thereof) constitutes the legal, valid and binding contract of the Company and Old Matador, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) except that no opinion is expressed as to whether the enforcement of the indemnity provisions contained in
      SECTION 8.07 of the Conversion Agreement may be limited under certain circumstances by public policy considerations.

             2. The Series A Preferred Stock has the designations, preferences, limitations and relative rights set forth in the Certificate of Designation, the applicable provisions of Article Four of the Articles of Incorporation of the Company and the Texas General Corporation Law.

             3. The shares represented by the certificates for the shares of Series A Preferred Stock are validly issued, fully paid and non-assessable.

             4. No consent, approval or authorization of any federal, state or local governmental authority is required on the part of the Company or Old Matador for the execution and delivery of the Conversion Agreement or the Plan of Merger or the offer, issue, or delivery thereunder of the Series A Preferred Stock; and no compliance by the Company with any applicable provision of law requiring any designation, declaration, filing, registration and/or qualification with any governmental authority is required for such offer, issue, or delivery.

             5. The shares of Series A Preferred Stock are not equity securities of a class which is, or is required to be, registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended.

             6. The offering, issuance and delivery of the Series A Preferred Stock under the circumstances contemplated by the Conversion Agreement and the Plan of Merger do not, under existing law, require the registration of the Series A Preferred Stock under the Securities Act of 1933, as amended, or the registration at this time of the Common Stock of the Company issuable upon conversion of the Series A Preferred Stock.

             7. Assuming compliance by the Company with the terms and provisions of the Series A Preferred Stock, if and when issued upon conversion of the Series A Preferred Stock, in accordance with the provisions thereof, the shares of Common Stock issuable upon such conversion will be validly issued, fully paid and nonassessable shares;

             8. The issuance and delivery of Common Stock of the Company under circumstances contemplated by the Plan of Merger do not under existing law, require the registration of the Common Stock under the Securities Act of 1933, as amended.

             9. The Plan of Merger and the Merger comply in all respect with the applicable provisions of the Texas Business Corporation Act, including without limitation, the provisions of Article 5.03H thereof, and the Merger will become effective in compliance with all applicable law upon the filing of the Articles of Merger with the Secretary of Texas on the Closing Date.

      The opinion of Fulbright & Jaworski L.L.P., shall cover such other matters relating to the sale of the Series A Preferred Stock as the Preferred Shareholders may reasonably request. The opinion of Fulbright & Jaworski shall also state that the opinion of Barry Osborne, Esq. is satisfactory in scope and form to Fulbright & Jaworski L.L.P. and that, in their opinion, the Preferred Shareholders are justified in relying thereon. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. Fulbright & Jaworski, LLP shall also deliver their opinion as to certain tax matters in the form attached to this Exhibit F as Annex 1.

                                     ANNEX I
                                       TO
                                    EXHIBIT F
                            (to Conversion Agreement)


                           TAX OPINION ATTACHED HERETO

                                    EXHIBIT G
                            (to Conversion Agreement)


                          ESTIMATE OF FAIR MARKET VALUE



I.    ASSET VALUATION METHOD

      ASSETS

      Current Assets                                                  XXX

      Property & Equipment, at cost:
        Producing Oil/Gas Properties
        o Real Estate                                                 XXX
        o D&M Proved; 10% Flat                                        XXX
        o Company Proved; 10% Flat                                    XXX
        o 1996 Wells & Acquisitions                                   XXX
        o 1996 Without Recomp                                         XXX
        o 1996 PUDs                                                   XXX
        o 1996 Prospect Commitments at cost                           XXX
                                                                      ---

      Property and Equipment, net                                     XXX
      Other Non-Current Assets                                        XXX
                                                                      ---

            Total Assets                                              XXX

      Less:
        Total Debt                                                    XXX
        Other Liabilities                                             XXX
                                                                      ---

              Total Liabilities                                       XXX

      Net Enterprise Value Estimate                                   XXX
      Fully Diluted Common/Preferred Shares Percent                   XXX
      Net Value/Share                                                 XXX

      Number of Lincoln Shares                                        XXX
      Estimate of Value of Lincoln Shares                             XXX

                                                                     Value
                                                                     -----
      Probable Reserves
        Property A                                                    XXX
        Property B                                                    XXX
        Property C                                                    XXX
                                                                      ---
      Total Possible Reserves                                         XXX
      Value/Share                                                     XXX


      Possible Reserves
        Property X                                                    XXX
        Property Y                                                    XXX
        Property Z                                                    XXX
                                                                      ---
      Total Possible Reserves                                         XXX
      Value/Share                                                     XXX

II.   CASHFLOW MULTIPLE METHOD

      Trailing twelve month EBITDA                                    XXX
      Times multiple                                                   X
                                                                      ---

      Less:  O/S Debt                                                 XXX

      Plus:  Cash                                                     XXX
                                                                      ---

      Net Enterprise Value Estimate                                   XXX

      Fully diluted common/preferred shares 0/S                       XXX


      Net Value/Share                                                 XXX

      Number of Lincoln Shares                                        XXX

      Estimate of value of Lincoln Shares                             XXX
